UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): June 4, 2026
Lucid Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39408	85-0891392
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7373 Gateway Boulevard Newark, CA		94560
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (510) 648-3553
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	LCID	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 4, 2026, at the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Lucid Group, Inc. (the “Company”), the Company’s stockholders approved the Lucid Group, Inc. Amended and Restated 2021 Stock Incentive Plan (including the Lucid Group, Inc. Amended and Restated 2021 Employee Stock Purchase Plan attached thereto) (the “Plan”). Under the Plan as approved by the Company’s stockholders at the Annual Meeting, the number of shares of Class A common stock (the “Common Stock”) available for issuance has been increased by 23,500,000 shares effective as of the date of the Annual Meeting. A summary of the material terms of the Plan is set forth in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 23, 2026 (the “Proxy Statement”), which summary is incorporated by reference herein. The foregoing and the summary in the Proxy Statement are qualified in their entirety by reference to the full text of the Plan, a copy of which was previously filed as Annex A to the Proxy Statement and incorporated herein by reference.
Item 5.07 Submission of Matters to a Vote of Securities Holders.
The Company held its Annual Meeting on June 4, 2026. Proxies for the Annual Meeting were solicited pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended. At the close of business on April 6, 2026, the record date for the Annual Meeting, there were 330,144,675 shares of Common Stock outstanding and entitled to vote, and 100,000 shares of series A convertible preferred stock and 75,000 shares of series B convertible preferred stock outstanding and entitled to vote, which are convertible, in the aggregate, into 53,132,446 shares of Common Stock.
At the Annual Meeting, the Company’s stockholders voted on the following four proposals, each of which is described in more detail in the Proxy Statement. The number of votes cast with respect to each proposal was as indicated below.
1.Election of Directors. The following nine nominees were elected to serve as directors until the Company’s 2027 Annual Meeting of Stockholders and until their successors are duly elected and qualified, subject to earlier resignation or removal, based on the following results of voting:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Turqi Alnowaiser	255,206,437	6,409,224	42,419,586
Douglas Grimm	260,283,817	1,331,844	42,419,586
Sachin Kansal	260,382,491	1,233,170	42,419,586
Lisa M. Lambert	260,264,427	1,351,234	42,419,586
Andrew Liveris	259,931,381	1,684,280	42,419,586
Nichelle Maynard-Elliott	259,647,419	1,968,242	42,419,586
Silvio Napoli	260,168,978	1,446,683	42,419,586
Chabi Nouri	259,828,130	1,787,531	42,419,586
Ori Winitzer	260,142,676	1,472,985	42,419,586
2.Ratification of the Selection of the Independent Registered Public Accounting Firm. The ratification of the selection of KPMG LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2026, was ratified based on the following results of voting:

Votes For	Votes Against	Abstentions	Broker Non-Votes
300,971,935	1,906,185	1,157,127	N/A
3.Approval, on an Advisory Basis, of the Compensation of Our Named Executive Officers. The results of the advisory vote regarding the Company’s 2025 executive compensation as disclosed in the Proxy Statement were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
255,952,612	5,411,173	251,876	42,419,586

4.Approval of the Amendment and Restatement of the Lucid Group, Inc. Amended and Restated 2021 Stock Incentive Plan. The amendment and restatement of the Lucid Group, Inc. Amended and Restated 2021 Stock Incentive Plan was approved, based on the following results of voting:

Votes For	Votes Against	Abstentions	Broker Non-Votes
253,997,107	7,435,259	183,295	42,419,586
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
10.1
Lucid Group, Inc. Amended and Restated 2021 Stock Incentive Plan (including the Lucid Group, Inc. Amended and Restated 2021 Employee Stock Purchase Plan, attached thereto) (previously filed as Annex A to the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on April 23, 2026 and incorporated herein by reference).

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SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 5, 2026

Lucid Group, Inc.

	By:	/s/ Taoufiq Boussaid
Taoufiq Boussaid
Chief Financial Officer